UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 17, 2006

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13783	76-0542208

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1800 West Loop South, Suite 500
Houston, Texas	77027

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Pledge Agreement and Underwriting, Continuing Indemnity and Security Agreement

On January 17, 2006, Integrated Electrical Services, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into an amendment to the Company’s surety agreements with Federal Insurance Company (“CHUBB”), including (i) the Restated Pledge Agreement, dated January 14, 2005, and (ii) the Underwriting, Continuing Indemnity and Security Agreement, dated January 14, 2005. The amendment provides for CHUBB’s issuance of surety bonds to support the Company’s projects in an aggregate amount of up to $20 million between the date of the amendment and the date of any petition for relief that the Company may file under Title 11 of the United States Code (the “Bankruptcy Code”). Issuance of any surety bonds will be evaluated by CHUBB on a case by case basis. No surety bond will be issued unless the Company provides CHUBB with collateral in the form of cash or a letter of credit in an amount of not less than 50% of the penal sum of the bond to be issued.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit.
Exhibit Number	Description
10.1*

Amendment to Pledge Agreement and Underwriting, Continuing Indemnity and Security Agreement, dated January 17, 2006, by and among Integrated Electrical Services, Inc. and certain of its subsidiaries and Federal Insurance Company.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: January 23, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1*

Amendment to Pledge Agreement and Underwriting, Continuing Indemnity and Security Agreement, dated January 17, 2006, by and among Integrated Electrical Services, Inc. and certain of its subsidiaries and Federal Insurance Company.

* Filed herewith

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